Exhibit 4.2

Execution Version

BOARDWALK PIPELINES, LP

as Issuer

BOARDWALK PIPELINE PARTNERS, LP

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

$350,000,000

5.75% SENIOR NOTES DUE 2019

and

$300,000,000

3.375% SENIOR NOTES DUE 2023

THIRD SUPPLEMENTAL INDENTURE

Dated as of April 18, 2013

to

INDENTURE

Dated as of August 21, 2009

TABLE OF CONTENTS

ARTICLE I AMENDMENTS TO THE ORIGINAL INDENTURE		1

Section 1.01	Amendment to Section 14.04	1

ARTICLE II MISCELLANEOUS		2

Section 2.01	Integral Part	2
Section 2.02	Adoption, Ratification and Confirmation	2
Section 2.03	Counterparts	2
Section 2.04	Governing Law	2
Section 2.05	Trustee Makes No Representation	2

- i -

Execution Version

THIRD SUPPLEMENTAL INDENTURE dated as of April 18, 2013 (this “Third Supplemental Indenture”) among Boardwalk Pipelines, LP, a Delaware limited partnership (the “Partnership” or the “Issuer”), Boardwalk Pipeline Partners, LP, a Delaware limited partnership (together with its successors, the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantor have heretofore entered into an Indenture, dated as of August 21, 2009 (as supplemented, the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee;

WHEREAS, the Original Indenture, as supplemented pursuant to this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, pursuant to Section 9.01(h) of the Original Indenture, the Issuer proposes to supplement the Original Indenture to amend and restate Section 14.04 thereof;

WHEREAS, the amendments contained herein do not adversely affect the rights of any Holder (as defined in the Original Indenture) under the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantor have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 1.01 Amendment to Section 14.04. Section 14.04 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor that is a subsidiary of the Partnership (a “Subsidiary Guarantor”) may be released upon the terms and subject to the conditions set forth in Section 11.02(b) and in this Section 14.04. Provided that no Default shall have occurred and shall be continuing under this Indenture, the Guarantee incurred by a Subsidiary Guarantor pursuant to this Article XIV shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Partnership, of all of the Issuer’s direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Subsidiary Guarantor into the Partnership or any other Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) following delivery of a written notice of such release or discharge by the Partnership to the Trustee, upon the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Partnership other than obligations arising under this Indenture and any Debt Securities issued hereunder, except a discharge or release by or as a result of payment under such guarantees.

(b) The Trustee shall deliver an appropriate instrument provided to it evidencing any release of a Guarantor from the Guarantee upon receipt of a written request of the Partnership accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Guarantor not so released shall remain liable for the full amount of principal of (and premium, if any) and interest on the Debt Securities entitled to the benefits of the Guarantee as provided in this Indenture, subject to the limitations of Section 14.03.”

ARTICLE II

MISCELLANEOUS

Section 2.01 Integral Part. This Third Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.02 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.03 Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 2.04 Governing Law. THIS Third SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.05 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals herein are deemed to be those of the Issuer and the Guarantor and not of the Trustee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

ISSUER:

BOARDWALK PIPELINES, LP

By:	Boardwalk Operating GP, LLC, its general partner

By:	Boardwalk Pipeline Partners, LP, its sole member

By:	Boardwalk GP, LP, its general partner

By:	Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

GUARANTOR:

BOARDWALK PIPELINE PARTNERS, LP

By:	Boardwalk GP, LP, its general partner

By:	Boardwalk GP, LLC, its general partner

By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Signature Page to Third Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

Signature Page to Third Supplemental Indenture